Principal Office of  Southern  Ventures, Inc. is located at:

 15000 Hwy. 11N, Cottondale, Alabama 35453

The   registered office is located at:

 1188 West Bonanza Drive, Carson City, Nevada  89706



LIST OF SUBSIDIARY COMPANIES





Registered Office of Southern Ventures, Inc. (Canada) is located at:

 3700, 400 Third Avenue S.W., Calgary, Alberta, T2P 4H2



Principal Office of Riverside Carbon Products, Inc. is located at:

 2727 Phillips Rd. Sooke, British Columbia  V0S 1N0

The  Registered Office is located at:

 3700, 400 Third Avenue S.W., Calgary, Alberta, T2P 4H2



Principal Office of Elmore Sand & Gravel, Inc. is located at:

 2036 Maron Spillway Rd. P.O. Box 558 Elmore, Alabama  36025

The  Registered Office is located at:

 2036 Maron Spillway Rd. P.O. Box 558 Elmore, Alabama 36025



Principal Office of Tuskegee Sand & Gravel, Inc. is located at:

 2036 Maron Spillway Rd. P.O. Box 558 Elmore, Alabama  36025

The  Registered Office is located at:

 2036 Maron Spillway Rd. P.O. Box 558 Elmore, Alabama  36025



Principal Office of Riverside Grain Products, Inc. is located at:

 2727 Phillips Rd. Sooke, British Columbia  V0S 1N0

The Registered Office of Riverside Grain Products, Inc. is located at:

 Suite 4220, Bay Wellington Tower, 181 Bay Street, Toronto, Ontario M5J 2T3